Exhibit 10.16

APPLE INC.
2014 EMPLOYEE STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
PERFORMANCE AWARD

NOTICE OF GRANT

Name:	(the “Participant”)
Employee ID:
Grant Number:
Target No. of Units
Subject to Award:

Award Date:	(the “Award Date”)
Vesting Schedule:
Performance Period:
This restricted stock unit award (the “Award”) is granted under and governed by the terms and conditions of the Apple Inc. 2014 Employee Stock Plan and the Terms and Conditions of Restricted Stock Unit Award - Performance Award (including Exhibit A thereto), which are incorporated herein by reference.
You do not have to accept the Award. If you wish to decline your Award, you should promptly notify Apple Inc.’s Stock Plan Group of your decision at stock@apple.com. If you do not provide such notification by the last day of the calendar month prior to the first Vesting Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.

APPLE INC.
2014 EMPLOYEE STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD
PERFORMANCE AWARD

1.General. These Terms and Conditions of Restricted Stock Unit Award - Performance Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by Apple Inc., a California corporation (the “Company”), and are incorporated by reference in the Notice of Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Participant.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award was granted under and is subject to the provisions of the Apple Inc. 2014 Employee Stock Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Grant Notice and these Terms (including Exhibit A hereto, incorporated herein by this reference) are collectively referred to as the “Award Agreement” applicable to the Award.
2.    Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (“Share”) solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to this Award Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.
3.    Vesting. Subject to Sections 4 and 8 below, the Award shall vest and become nonforfeitable as set forth in the Grant Notice and Exhibit A hereto. (The vesting date set forth in the Grant Notice is referred to herein as a “Vesting Date”).
4.    Continuance of Employment. Except as provided in this Section 4 and in Section 8 below, vesting of the Award requires continued active employment or service through the Vesting Date as a condition to the vesting of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting of the Award. For purposes of this Award Agreement, active service shall include (a) the duration of an approved leave of absence (other than a personal leave of absence) and (b) the first thirty (30) days of an approved personal leave of absence, in each case as approved by the Company, in its sole discretion. The vesting of the Award shall be tolled beginning on the thirty-first (31st) day of a personal leave of absence.
Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination with or without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Section 4, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.    Dividend and Voting Rights.
(a)        Limitations on Rights Associated with Stock Units. The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units or any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such Shares.
(b)        Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total target number of Stock Units (with such total number adjusted pursuant to Section 11 of the Plan) subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate, including the obligation to satisfy the Tax-Related Items; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. For purposes of clarity, the percentage of the Dividend Equivalent Rights that are paid will correspond to the percentage of the total target number of Stock Units that vest on the Vesting Date, after giving effect to Exhibit A. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 5(b) with respect to any Stock Units which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 8 or Exhibit A.
6.    Restrictions on Transfer. Except as provided in Section 4(c) of the Plan, the Award, the Dividend Equivalent Rights and any interest therein or amount or Shares payable in respect thereof shall not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.
7.    Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following the vesting event pursuant to Section 3 or Section 8 (and in all events not later than two and one-half (2 ½) months after such vesting event), the Company shall deliver to the Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to the Award that vest on the Vesting Date, less Tax-Related Items (as defined in Section 11 below), unless such Stock Units terminate prior to the Vesting Date pursuant to Section 8. The Company’s obligation to deliver Shares or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 13(c) of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.
8.    Effect of Termination of Service. Except as provided in Section 4 or this Section 8, the Participant’s Stock Units (as well as the related Dividend Equivalent Rights) shall terminate to the extent such Stock Units have not become vested prior to the Participant’s Termination of Service, meaning the first date the Participant is no longer employed by or providing services to the Company or one of its Subsidiaries (the “Severance Date”), regardless of the reason for the Participant’s Termination of Service, whether with or without cause, voluntarily or involuntarily, or whether the Participant was employed or provided services for a portion of the vesting period prior to a Vesting Date. In the event the Participant’s Severance Date is the result of the Participant’s Termination of Service due to the Participant’s death or Disability, and the Severance Date occurs prior to the Vesting Date, on the Vesting Date the Award shall vest with respect to a number of Stock Units determined by multiplying (i) the Stock Units as well as the related Dividend Equivalent Rights subject to the Award that would have otherwise vested pursuant to the Award on such Vesting Date but for the Termination of Service and to the extent the applicable performance-based vesting requirement is satisfied, by (ii) the Severance Fraction (determined as set forth below). Any Stock Units (as well as the related Dividend Equivalent Rights) that are unvested on the Severance Date and that are not eligible to vest on the Vesting Date following the Severance Date pursuant to the preceding sentence shall terminate as of the Severance Date, and any Stock Units that remain outstanding and unvested after giving effect to the preceding sentence shall terminate as of the Vesting Date. The “Severance Fraction” means a fraction, the numerator of which shall be determined by subtracting the number of days remaining in the Performance Period on the Severance Date from the total number of days in the Performance Period, and the denominator of which shall be the total number of days in the Performance Period. If any unvested Stock Units are terminated pursuant to this Award Agreement, such Stock Units (as well as the related Dividend Equivalent Rights) shall automatically terminate and be cancelled as of the applicable Severance Date (or, to the extent the applicable performance-based vesting conditions are not satisfied, the Vesting Date, as provided in Exhibit A) without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
9.    Recoupment. Notwithstanding any other provision herein, the Award and any Shares or other amount or property that may be issued, delivered, or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, shall be subject to any recoupment, clawback, or similar provisions of Applicable Laws relevant to the Company’s Shares and the terms of any Company recoupment, clawback, or similar policy in effect at the time of grant of the Award. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm or third party administrator holding the Participant’s Shares and other amounts acquired under the Plan to re-convey, transfer, or otherwise return such Shares and other amounts to the Company.
10.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 11 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights are credited pursuant to Section 5(b).
11.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action the Company or the Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer to be an appropriate charge to the Participant even if technically due by the Company or the Employer (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Stock Units, the vesting of the Stock Units, the delivery of Shares, the subsequent sale of any Shares acquired at vesting, and the receipt of any dividends or Dividend Equivalent Rights; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is or becomes subject to tax in more than one jurisdiction, the Participant acknowledges that the Company or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or the Employer, or their respective agents, at their discretion and pursuant to such procedures as they may specify from time to time, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from any wages or other cash compensation payable to the Participant by the Company or the Employer;

(b)    withholding otherwise deliverable Shares and from otherwise payable Dividend Equivalent Rights to be issued or paid upon vesting/settlement of the Award;
(c)     arranging for the sale of Shares otherwise deliverable to the Participant (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), including selling Shares as part of a block trade with other Participants in the Plan; or
(d)    withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the Award.
Notwithstanding the foregoing, if the Participant is an officer of the Company who is subject to Section 16 of the Exchange Act, then the Company must satisfy any withholding obligations arising upon the occurrence of a taxable or tax withholding event, as applicable, by withholding Shares otherwise deliverable or an amount otherwise payable upon settlement of Dividend Equivalent Rights pursuant to method (b), unless the Board or the Committee determines in its discretion to satisfy the obligation for Tax-Related Items by one or a combination of methods (a), (b), (c), and (d) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Participant's jurisdiction(s).  If the maximum rate is used, any over-withheld amount may be refunded to the Participant in cash by the Company or Employer (with no entitlement to the equivalent in Common Stock) or if not refunded, the Participant may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver to the Participant any Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
12.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line or voice activated system established and maintained by the Company or a third party vendor designated by the Company.
13.    Data Privacy. By participating in the Plan, the Participant acknowledges and consents to the collection, use, processing, and transfer of personal data as described in this Section 13. The Company, its related entities, and the Employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, email address, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Units or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its related entities may transfer Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Participant’s participation in the Plan, and the Company and its related entities may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration, and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and the subsequent holding of Shares on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any Shares acquired under the Plan (whether pursuant to the Award or otherwise).
14.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
15.    Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.
16.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 15 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
17.    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
18.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
19.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.
20.    Choice of Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the Northern District of California, and no other courts, where this grant is made or to be performed.

21.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.
22.    Severability. The provisions of this Award Agreement are severable and if any one of more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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PERFORMANCE AWARD

EXHIBIT A

PERFORMANCE VESTING REQUIREMENTS

The Stock Units (and related Dividend Equivalent Rights) subject to the Award that will vest on the Vesting Date will be determined based on the Company’s relative total shareholder return (“TSR”) Percentile for the Performance Period.
The percentage of the Stock Units (and related Dividend Equivalent Rights) that vest on the Vesting Date will be determined as follows:

•	If the Company’s TSR Percentile for the Performance Period is at the [ ] ([ ]) percentile or greater, [ ] ([ ]%) of the target Stock Units will vest on the Vesting Date.

•	If the Company’s TSR Percentile for the Performance Period is at the [ ] ([ ]) percentile, [ ] ([ ]%) of the target Stock Units will vest on the Vesting Date.

•	If the Company’s TSR Percentile for the Performance Period is at the [ ] ([ ]) percentile, [ ] ([ ]%) of the target Stock Units will vest on the Vesting Date.

•	If the Company’s TSR Percentile for the Performance Period is below the [ ] ([ ]) percentile, [ ] ([ ]%) of the Stock Units will vest on the Vesting Date.
For TSR Percentile performance for the Performance Period between the levels indicated above, the portion of the Stock Units that will vest on the Vesting Date will be determined on a straight-line basis (i.e., linearly interpolated) between the two nearest vesting percentages indicated above.
Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, in no event shall more than one hundred percent (100%) of the target Stock Units vest.
The number of Stock Units that vest on the Vesting Date will be rounded to the nearest whole unit, and the balance of the Stock Units will not vest and will terminate on that Vesting Date.
For purposes of the Award, the following definitions will apply:

•
“TSR Percentile” means the percentile ranking of the Company’s TSR among the TSRs for the Comparison Group members for the Performance Period. In determining the Company’s TSR Percentile for the Performance Period, in the event that the Company’s TSR for the Performance Period is equal to the TSR(s) of one or more other Comparison Group members for that same period, the Company’s TSR Percentile ranking will be determined by ranking the Company’s TSR for that period as being greater than such other Comparison Group members.

•
“Comparison Group” means the Company and each other company included in the Standard & Poor’s 500 index on the first day of the Performance Period and, except as provided below, the common stock (or similar equity security) of which continues to be listed or traded on a national securities exchange through the last trading day of the Performance Period. In the event a member of the Comparison Group files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a Comparison Group member, and such company’s Ending Price will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities

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exchange on the last trading day of the Performance Period. In the event of a formation of a new parent company by a Comparison Group member, substantially all of the assets and liabilities of which consist immediately after the transaction of the equity interests in the original Comparison Group member or the assets and liabilities of such Comparison Group member immediately prior to the transaction, such new parent company shall be substituted for the Comparison Group member to the extent (and for such period of time) as its common stock (or similar equity securities) are listed or traded on a national securities exchange but the common stock (or similar equity securities) of the original Comparison Group member are not. In the event of a merger or other business combination of two Comparison Group members (including, without limitation, the acquisition of one Comparison Group member, or all or substantially all of its assets, by another Comparison Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Comparison Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period. With respect to the preceding two sentences, the applicable stock prices shall be equitably and proportionately adjusted to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of the transaction.

•
“TSR” shall be determined with respect to the Company and any other Comparison Group member by dividing: (a) the sum of (i) the difference obtained by subtracting the applicable Beginning Price from the applicable Ending Price plus (ii) all dividends and other distributions during the Performance Period by (b) the applicable Beginning Price. Any non-cash distributions shall be valued at fair market value. For the purpose of determining TSR, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the date of distribution.

•
“Beginning Price” means, with respect to the Company and any other Comparison Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days beginning with the first trading day of the Performance Period. For the purpose of determining Beginning Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the date of distribution.

•
“Ending Price” means, with respect to the Company and any other Comparison Group member, the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period. For the purpose of determining Ending Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the date of distribution.

With respect to the computation of TSR, Beginning Price, and Ending Price, there shall also be an equitable and proportionate adjustment to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of any stock split, stock dividend or reverse stock split occurring during the Performance Period (or during the applicable 20-day period in determining Beginning Price or Ending Price, as the case may be).
In the event of any ambiguity or discrepancy, the determination of the Committee shall be final and binding.
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